UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2006

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2006, BioMarin Pharmaceutical Inc. (the “Company”) completed its previously announced offerings of $172,500,000 aggregate principal amount of the Company’s 2.50% Senior Subordinated Convertible Notes due 2013 (the “Notes”) and 10,350,000 shares (the “Shares”) of the Company’s common stock, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2006.

The Notes are governed by the terms of an indenture (the “Indenture”) and a first supplemental indenture (the “First Supplemental Indenture”) between the Company and Wilmington Trust Company (the “Trustee”) entered into on March 29, 2006. Copies of the Indenture, the First Supplemental Indenture and the form of the Notes are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

The Notes bear interest at the rate of 2.50% per year on the principal amount of the Notes, payable in cash semi-annually in arrears on September 29 and March 29 of each year, beginning September 29, 2006. The Notes are unsecured senior subordinated obligations of the Company and are subordinate in right of payment to the Company’s existing and future senior debt, equal in right of payment with the Company’s existing and future senior subordinated debt, and senior in right of payment to the Company’s existing and future subordinated debt. In addition, the Notes will effectively rank junior in right of payment to all of the debt and all other liabilities of the Company’s subsidiaries.

The maturity date of the Notes is March 29, 2013. Holders may convert, at any time before maturity, any outstanding Notes into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion rate of 60.3318 per $1,000 principal amount of Notes, which represents a conversion price of approximately $16.58 per share, subject to adjustment under certain circumstances. Except in certain circumstances, if the Company undergoes a fundamental change: (1) the Company will pay a make-whole premium on the Notes converted in connection with a fundamental change by increasing the conversion rate on such Notes, which amount, if any, will be based on the Common Stock price and the effective date of the fundamental change, and (2) each holder of the Notes will have the option to require the Company to repurchase all or any portion equal to $1,000 or a whole multiple of $1,000 of such holder’s Notes at a repurchase price of 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any.

Both the Notes and the Shares were sold pursuant to a registration statement on Form S-3 (File No. 333-132566) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on March 20, 2006 pursuant to Rule 462(e) under the Act.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not Applicable.

(b)	Pro Forma Financial Information.
Not Applicable.

(c)	Shell Company Transactions.
Not Applicable.

(d)	Exhibits.

	Exhibit 4.1	Indenture, dated March 29, 2006, between BioMarin Pharmaceutical Inc. and the Trustee.

	Exhibit 4.2	First Supplemental Indenture, dated March 29, 2006, between BioMarin Pharmaceutical Inc. and the Trustee.

	Exhibit 4.3	Form of 2.50% Senior Subordinated Convertible Notes due 2013.

	Exhibit 5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

	Exhibit 23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation (Registrant)

Date: March 29, 2006	By:	/s/ G. Eric Davis
G. Eric Davis,
Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated March 29, 2006, between BioMarin Pharmaceutical Inc. and the Trustee.

Exhibit 4.2	First Supplemental Indenture, dated March 29, 2006, between BioMarin Pharmaceutical Inc. and the Trustee.

Exhibit 4.3	Form of 2.50% Senior Subordinated Convertible Notes due 2013.

Exhibit 5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

Exhibit 23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in its opinion filed as Exhibit 5.1 hereto).